Exhibit 99.2

Statement Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002

I, Bibiana Boerio, the Chief Financial Officer of Ford Motor Credit Company (the “Ford Credit”), hereby certify that:

1.	Ford Credit’s annual report on Form 10-K for the year ended December 31, 2002 (the “Report”), to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ford Credit.

By /s/ BIBIANA BOERIO Bibiana Boerio Executive Vice President, Chief Financial Officer and Treasurer

Dated: March 12, 2003

99.2-1